Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 94 to the Registration Statement on Form N-1A of Fidelity Capital Trust: Fidelity Focused Stock Fund of our report dated December 19, 2008; and Fidelity Capital Appreciation Fund and Fidelity Disciplined Equity Fund of our reports dated December 22, 2008; and Fidelity Value Fund of our report dated December 23, 2008 on the financial statements and financial highlights included in the October 31, 2008 Annual Report to Shareholders of the above referenced fund which is also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

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/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
February 19, 2009